Exhibit 99.1

Conn’s, Inc. Announces Record Second Quarter Net Income

THE WOODLANDS, Texas--(BUSINESS WIRE)--September 5, 2012--Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of home appliances, furniture, mattresses, consumer electronics and provider of consumer credit, today announced its results for the quarter ended July 31, 2012.

Significant items for the second quarter of fiscal 2013 include:

  Adjusted diluted earnings per share of $0.36 for the quarter, compared to $0.18 on an adjusted basis last year;
  Same store sales rose 21.5% year-over-year, with furniture and mattress sales up 57.5%;
  Total revenues grew $20.4 million, or 10.9%, to $207.4 million – with previous store closures moderating reported growth;
  Retail gross margin expanded 530 basis points to 34.1%;
  Adjusted retail segment operating income equaled $12.9 million, up over 300% from $3.1 million on an adjusted basis in the prior-year quarter;
  Credit segment operating income declined to $10.6 million, compared to $13.5 million for the prior-year period; and
  Fiscal year 2013 earnings guidance was raised to diluted earnings per share of $1.40 to $1.50.

“Improvements in our retail operating performance continued into August, when we experienced growth in same store sales of 12% on top of a 6% increase last year,” stated Theodore M. Wright, Chairman and CEO. “Same store sales of furniture and mattresses rose 33% in August after achieving same store growth of 59% a year ago.”

Retail Segment Results

Net sales growth for the quarter was driven by an improved and expanded product selection in the furniture and mattress category, higher average selling prices in the major product categories, and retention of a portion of the unit volume from closed stores. Reported net sales during the current quarter also reflects the benefit of the opening of a Conn’s HomePlus store in Waco, Texas in mid-June and the completion of four store remodels.

Retail gross margin was 34.1% in the current-year quarter compared to 28.8% in the prior-year. Margin expansion was reported within each of the major product categories. Additionally, results were favorably influenced by sales mix, with the 50% increase in higher-margin, furniture and mattress sales outpacing the overall growth realized in the other product categories. The broad margin improvement across all categories was driven by the exit of low price-point, low margin products and continued focus on sourcing opportunities.

Credit Segment Results

The credit segment’s results, compared to the same quarter in the prior year, were impacted by:

  Lower servicing costs, attributable primarily to a reduction in staffing over the prior-year period;
  Lower borrowing cost, reflecting reductions in the effective interest rate on outstanding borrowings and the average level of debt outstanding;
  An increase in the provision for bad debts, driven by changes in expected charge-off trends and a 46% increase in customer receivable originations compared to the prior-year quarter; and
  A decline in portfolio interest and fee yield to 18.4%, due to a higher relative amount of short-term promotional receivables and increased charge-offs.

Additional information on the credit portfolio and its performance may be found in the table included within this press release and in the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

For the three months ended July 31, 2012, the Company reported net income of $0.35 per diluted share, which includes a pre-tax charge of $0.3 million associated with the relocation of the Company’s corporate office from Beaumont to The Woodlands, Texas. The new office opened in late-August.

The Company’s reported net loss was $0.10 per diluted share in the second quarter of fiscal 2012, and includes pre-tax charges of $14.7 million associated with the early repayment of debt and store closures. The Company recorded a pre-tax charge of $0.8 million, or $0.02 per diluted share, during the first quarter of the prior year associated with employee severance costs.

Capital and Liquidity

As of July 31, 2012, the Company had $231.5 million outstanding, excluding $4.3 million of letters of credit, under its asset-based loan facility. Additionally, as of July 31, 2012, the Company had $135.7 million of immediately available borrowing capacity, and an additional $78.6 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base.

Outlook and Guidance

The Company increased earnings guidance for the fiscal year ending January 31, 2013, to diluted earnings per share of $1.40 to $1.50. The following expectations were considered in developing the guidance for the full year:

  Same stores sales up 10% to 15%;
  New store openings of five;
  Retail gross margin between 33.5% and 34.5%;
  An increase in the credit portfolio balance;
  Provision for bad debts of between 5.5% and 6.5% of the average portfolio balance outstanding; and
  Selling, general and administrative expense, as a percent of revenues, between 28.5% and 29.5% of total revenues.

Conference Call Information

Conn’s, Inc. will host a conference call and audio webcast on Wednesday, September 5, 2012, at 10:00 A.M. CT, to discuss its earnings and operating performance for the quarter. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at ir.Conns.com. Participants can join the call by dialing 877-754-5302 or 678-894-3020. Additionally, the Company has posted an updated investor presentation to its investor relations web page.

About Conn’s, Inc.

The Company is a specialty retailer currently operating 65 retail locations in Texas, Louisiana and Oklahoma: with 22 stores in the Houston area, 14 in the Dallas/Fort Worth Metroplex, seven in San Antonio, three in Austin, one in Waco, five in Southeast Texas, one in Corpus Christi, four in South Texas, six in Louisiana and two in Oklahoma. The Company’s primary product categories include:

  Home appliance, including refrigerators, freezers, washers, dryers, dishwashers, ranges and room air conditioners;
  Furniture and mattress, including furniture for the living room, dining room, bedroom and related accessories and mattresses;
  Consumer electronic, including LCD, LED, 3-D, plasma and DLP televisions, camcorders, digital cameras, Blu-ray players, video game equipment, portable audio and home theater products; and
  Home office, including desktop and notebook computers, tablets, printers and computer accessories.

Additionally, the Company offers a variety of products on a seasonal basis, including lawn and garden equipment, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers, in addition to third-party financing programs and third-party rent-to-own payment plans. In the last three years, the Company financed, on average, approximately 61%, including down payments, of its retail sales under its in-house financing plan.

The Company’s new corporate office address is 4055 Technology Forest Blvd., Suite 210, The Woodlands, Texas, 77381 and its telephone number is (936) 230-5899. Conn’s continues to maintain its office in Beaumont, Texas.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to continue existing or offer new customer financing programs; changes in the delinquency status of our credit portfolio; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores and the update of existing stores; technological and market developments, and sales trends for our major product offerings; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed from time-to-time in our SEC reports, including but not limited to, our Annual Report on Form 10-K for our fiscal year ended January 31, 2012 and our quarterly report on Form 10-Q for the quarter ended April 30, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
Revenues
Total net sales	$171,655	$151,987	$338,592	$309,057
Finance charges and other	35,781	35,039	69,695	69,951
Total revenues	207,436	187,026	408,287	379,008
Cost and expenses
Cost of goods sold, including
warehousing and occupancy costs	110,910	105,477	219,353	211,930
Cost of parts sold, including
warehousing and occupancy costs	1,441	1,596	2,991	3,326
Selling, general and administrative expense	59,381	56,174	119,037	115,619
Provision for bad debts	12,204	7,151	21,389	16,715
Store closing and relocation costs	346	3,658	509	3,658
Total cost and expenses	184,282	174,056	363,279	351,248
Operating income	23,154	12,970	45,008	27,760
Interest expense	4,874	7,004	8,633	14,560
Loss on early extinguishment of debt	-	11,056	-	11,056
Other (income) expense, net	(6)	34	(102)	86
Income (loss) before income taxes	18,286	(5,124)	36,477	2,058
Provision (benefit) for income taxes	6,680	(2,022)	13,315	759
Net income (loss)	$11,606	$(3,102)	$23,162	$1,299

Earnings (loss) per share:
Basic	$0.36	$(0.10)	$0.72	$0.04
Diluted	$0.35	$(0.10)	$0.70	$0.04
Average common shares outstanding:
Basic	32,404	31,808	32,304	31,788
Diluted	33,119	31,808	33,017	31,897

CONN'S, INC. AND SUBSIDIARIES
CONDENSED RETAIL SEGMENT FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
Revenues
Product sales	$156,026	$138,231	$308,141	$282,510
Repair service agreement commissions	12,355	9,945	23,747	18,847
Service revenues	3,274	3,811	6,704	7,700
Total net sales	171,655	151,987	338,592	309,057
Finance charges and other	276	393	517	618
Total revenues	171,931	152,380	339,109	309,675
Cost and expenses
Cost of goods sold, including
warehousing and occupancy costs	110,910	105,477	219,353	211,930
Cost of parts sold, including
warehousing and occupancy costs	1,441	1,596	2,991	3,326
Selling, general and administrative expense	46,508	42,008	92,557	86,113
Provision for bad debts	189	191	401	334
Store closing and relocation costs	346	3,658	509	3,658
Total cost and expenses	159,394	152,930	315,811	305,361
Operating income (loss)	12,537	(550)	23,298	4,314
Other (income) expense, net	(6)	34	(102)	86
Income (loss) before income taxes	$12,543	$(584)	$23,400	$4,228

Retail gross margin	34.1%	28.8%	33.9%	29.7%
Selling, general and administrative expense
as percent of revenues	27.1%	27.6%	27.3%	27.8%
Operating margin	7.3%	(0.4%)	6.9%	1.4%

Number of stores:
Beginning of period	65	75	65	76
Opened	1	-	1	-
Closed	(1)	(4)	(1)	(5)
End of period	65	71	65	71

CONN'S, INC. AND SUBSIDIARIES
CONDENSED CREDIT SEGMENT FINANCIAL INFORMATION
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
Revenues
Finance charges and other	$35,505	$34,646	$69,178	$69,333
Cost and expenses
Selling, general and administrative expense	12,873	14,166	26,480	29,506
Provision for bad debts	12,015	6,960	20,988	16,381
Total cost and expenses	24,888	21,126	47,468	45,887
Operating income	10,617	13,520	21,710	23,446
Interest expense	4,874	7,004	8,633	14,560
Loss from early extinguishment of debt	-	11,056	-	11,056
Income (loss) before income taxes	$5,743	$(4,540)	$13,077	$(2,170)

Selling, general and administrative expense
as percent of revenues	36.3%	40.9%	38.3%	42.6%
Operating margin	29.9%	39.0%	31.4%	33.8%

MANAGED PORTFOLIO STATISTICS
(dollars in thousands, except average outstanding balance per account)

	Three months ended July 31,
	2012	2011
Data for period ended:
Total outstanding balance	$661,740	$599,706
Total accounts	460,675	473,386
Average outstanding balance per account	$1,436	$1,267
Balance 60+ days delinquent	$49,763	$36,706
Percent 60+ days delinquent	7.5%	6.1%
Percent of portfolio re-aged	10.7%	17.2%
Weighted average credit score of
outstanding balances	602	594
Data for the three-month period:
Weighted average origination credit score of
sales financed	615	625
Weighted average monthly payment rate	5.2%	5.5%
Percent of bad debt charge-offs (net of recoveries)
to average outstanding balance, annualized	8.4%	10.4%
Percentage of sales generated by payment option:
GE Capital	15.8%	13.8%
Conn's Credit (including down payment)	69.4%	56.4%
RAC Acceptance (Rent-to-Own)	3.2%	4.3%
Total	88.4%	74.5%

CONN'S, INC. AND SUBSIDIARIES
CONDENSED, CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	July 31,	January 31,
	2012	2012

Assets
Current assets
Cash and cash equivalents	$ 5,195	$ 6,265
Customer accounts receivable, net	329,989	316,385
Other accounts receivable, net	35,159	38,715
Inventories	70,165	62,540
Deferred income taxes	14,534	17,111
Prepaid expenses and other assets	18,089	11,542
Total current assets	473,131	452,558
Long-term customer accounts receivable, net	281,767	272,938
Property and equipment, net	44,859	38,484
Deferred income taxes	9,624	9,754
Other assets, net	9,951	9,564
Total assets	$ 819,332	$ 783,298
Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$ 76,408	$ 726
Accounts payable	65,309	44,711
Accrued compensation and related expenses	6,462	7,213
Accrued expenses	20,315	24,030
Other current liabilities	16,817	17,994
Total current liabilities	185,311	94,674
Long-term debt	238,895	320,978
Other long-term liabilities	12,859	14,275
Stockholders' equity	382,267	353,371
Total liabilities and stockholders' equity	$ 819,332	$ 783,298

NON-GAAP RECONCILIATION OF NET INCOME (LOSS), AS ADJUSTED
AND DILUTED EARNINGS (LOSS) PER SHARE, AS ADJUSTED
(unaudited)
(in thousands, except earnings per share)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
Net income (loss), as reported	$11,606	$(3,102)	$23,162	$1,299
Adjustments:
Costs related to office relocation	346	-	346	-
Costs related to store closings	-	3,658	163	3,658
Severance costs	-	-	-	813
Loss from early extinguishment of debt	-	11,056	-	11,056
Tax impact of adjustments	(123)	(5,749)	(179)	(6,049)
Net income, as adjusted	$11,829	$5,863	$23,492	$10,777

Average common shares
outstanding - Diluted	33,119	31,808	33,017	31,897

Earnings (loss) per share - Diluted
As reported	$0.35	$(0.10)	$0.70	$0.04
As adjusted	$0.36	$0.18	$0.71	$0.34

NON-GAAP RECONCILIATION OF RETAIL SEGMENT
OPERATING INCOME (LOSS), AS ADJUSTED
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
Operating income (loss), as reported	$12,537	$(550)	$23,298	$4,314
Adjustments:
Costs related to office relocation	346	-	346	-
Costs related to store closings	-	3,658	163	3,658
Severance costs	-	-	-	407
Operating income, as adjusted	$12,883	$3,108	$23,807	$8,379

Retail segment revenues	$171,931	$152,380	$339,109	$309,675

Operating margin
As reported	7.3%	(0.4%)	6.9%	1.4%
As adjusted	7.5%	2.0%	7.0%	2.7%

NON-GAAP RECONCILIATION OF CREDIT SEGMENT
OPERATING INCOME, AS ADJUSTED
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
Operating income, as reported	$10,617	$13,520	$21,710	$23,446
Adjustments:
Severance costs	-	-	-	406
Operating income, as adjusted	$10,617	$13,520	$21,710	$23,852

Credit segment revenues	$35,505	$34,646	$69,178	$69,333

Operating margin
As reported	29.9%	39.0%	31.4%	33.8%
As adjusted	29.9%	39.0%	31.4%	34.4%

Basis for presentation of non-GAAP disclosures:

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP"), the Company also provides the following information: adjusted net income and adjusted earnings per diluted share; adjusted retail segment operating income and adjusted operating margin; and adjusted credit segment operating income and operating margin. These non-GAAP financial measures are not meant to be considered as a substitute for comparable GAAP measures but should be considered in addition to results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations and the factors and trends affecting the Company’s business. The Company’s management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics the Company uses in its financial and operational decision making and (2) they are used by some of its institutional investors and the analyst community to help them analyze the Company’s operating results.

CONN-F

CONTACT:
Conn’s, Inc.
Chief Financial Officer
Brian Taylor (936) 230-5899
or
Investors:
S.M. Berger & Company
Andrew Berger (216) 464-6400